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                                                                     Exhibit 5.1


                                August 7, 2001

PSC Inc.
4800 S.W. Meadows Road, Suite 300
Lake Oswego, OR 97035

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to PSC Inc., a New York corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 Common Shares, $.01 par value (the "Shares"), of the Company, to be issued as follows:
1,000,000 Shares under the 1994 Stock Option Plan and 1,000,000 Shares under the 2000 Employee Stock Purchase Plan (the "Plans").

     We have examined the Registration Statement and the originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

     Based on our examination mentioned above, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that (i) the issuance by the Company of the Shares pursuant to the Plans has been duly authorized and (ii) when issued in accordance with the terms of the Plans, and the receipt of consideration therefor in accordance with the terms of the Plans, the Shares will be duly and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                            BOYLAN, BROWN, CODE,
                                            VIGDOR & WILSON, LLP

                                            By:/s/ Martin S. Weingarten
                                               ------------------------
                                               Martin S. Weingarten